UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2019

Novelion Therapeutics Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	98-0455702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright

1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 764-3131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NVLNF	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On November 5, 2019, Novelion Therapeutics Inc. (the “Company”) held its 2019 Annual General Meeting (the “Annual Meeting”). A total of 16,617,423 common shares were represented at the Annual Meeting, constituting 84.7% of the Company’s issued and outstanding shares. The shareholders of the Company considered and acted upon the following proposals at the Annual Meeting:

Approval of Liquidation Matters

The Company’s shareholders approved a special resolution authorizing: (i) the voluntary liquidation and dissolution of the Company pursuant to the Business Corporations Act (British Columbia) (the “BCBCA”) at a time to be determined by the board of directors of the Company (the “Board”); (ii) the plan of liquidation and distribution substantially in the form attached as Schedule A to the Company’s proxy statement for the Annual Meeting; and (iii) one  or more distributions to shareholders of any remaining property of the Company under the voluntary liquidation and dissolution, with 85.72% of the votes cast voted in favor. The voting results for this proposal were as follows:

For	Against	Abstaining	Broker Non-Votes
11,748,306	1,954,564	3,330	2,931,391

Appointment of Liquidator

The Company’s shareholders approved an ordinary resolution appointing Alvarez & Marsal Canada Inc. as the liquidator of the Company pursuant to Section 319(2)(a) of the BCBCA (the “Liquidator”) and authorizing the Board to set the Liquidator’s remuneration, with 85.72% of the votes cast voted in favor. The voting results for this proposal were as follows:

For	Against	Abstaining	Broker Non-Votes
11,749,044	1,954,091	3,065	2,931,391

Election of Directors.

The Company’s shareholders elected Suzanne Bruhn, Michael Price and Stephen Sabba to serve on the Board until the Company’s next annual general meeting of shareholders, and until their successors are duly elected and qualified, subject to earlier resignation or removal, with each of the directors receiving favorable votes from at least 67.50% of votes cast. The voting results for this proposal were as follows:

Nominee	For	Against	Withheld/Abstentions	Broker Non-Votes
Suzanne Bruhn	10,411,519	0	3,294,681	2,931,391
Michael Price	10,450,532	0	3,255,668	2,931,391
Stephen Sabba	9,252,134	0	4,454,066	2,931,391

Advisory Vote to Approve the Compensation of Named Executive Officers.

The Company’s shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting, with 75.49% of votes cast voted in favor. The voting results for this proposal were as follows:

For	Against	Abstaining	Broker Non-Votes
10,346,986	3,352,771	6,443	2,931,391

Appointment of Auditors.

The Company’s shareholders voted to approve the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and authorizing the Board to set their remuneration, with 87.08% of votes cast voted in favor. The voting results for this proposal were as follows:

For	Against	Abstaining	Broker Non-Votes
14,470,762	0	2,146,539	0

Item 8.01. Other Events

Update on Periodic Filings and Cautionary Information Regarding Trading in the Company’s Securities

The Company continues to caution that trading in the Company’s securities is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities. As previously disclosed, due to the need to deconsolidate the Company’s financial statements from those of its former operating subsidiary, Aegerion Pharmaceuticals, Inc., in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (the “Deconsolidation Report”), the Company cautioned that the Deconsolidation Report may not be completed and published prior to the date of the Annual Meeting. As of the date of this report, the Company has been unable to complete and publish the Deconsolidation Report and currently expects that it will not be able to complete such work before the first quarter of 2020. The Company’s profile on the OTC notes that the Company is delinquent in its reporting obligations with the U.S. Securities and Exchange Commission and that it is designated as “Pink Limited Information.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Michael Price
Name:	Michael Price
Title:	Executive Vice President & Chief Financial Officer

Date:  November 5, 2019